Exhibit 4.3

                                                                 EXECUTION COPY

                          TRANCHE C WARRANT AGREEMENT

              THIS TRANCHE C WARRANT AGREEMENT dated as of November 10, 2003 (this "Agreement") is by and between GENTEK INC., a Delaware corporation ("GenTek" or the "Corporation"), and WELLS FARGO BANK MINNESOTA, N.A., as warrant agent (in such capacity, the "Warrant Agent").

                            PRELIMINARY STATEMENTS

                    WHEREAS, concurrently with the execution hereof, GenTek is emerging from the protection of Chapter 11 of the United States Code pursuant to that certain Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code of GenTek Inc., et al., and Noma Company dated August 28, 2003, as modified (the "Plan"); and

                    WHEREAS, pursuant to the terms of, and subject to the
              conditions contained in, the Plan, GenTek has agreed to issue three tranches of warrants, tranches A, B and C, each to be governed by a separate warrant agreement; and

                    WHEREAS, pursuant to the terms of, and subject to the
              conditions contained in, the Plan, GenTek has agreed to issue Tranche C Warrants (each, a "Tranche C Warrant") entitling the holders thereof to purchase an aggregate of 302,366 shares, subject to increase in certain cases pursuant to Sections 4.3(g) and 4.3(h) of the Plan and the provisions of Section 4.01 hereof, of the common stock, no par value per share, of GenTek (the Common Stock issuable upon exercise to include any associated rights issued pursuant to a shareholders rights plan or other agreement of similar purpose or effect), at an exercise price of $71.11 per share; and

                    WHEREAS, GenTek wishes the Warrant Agent to act on its
              behalf, and the Warrant Agent is willing to act on behalf of GenTek, in connection with the issuance, exchange, transfer, substitution and exercise of the Tranche C Warrants; and

                    WHEREAS, GenTek desires to enter into this Agreement to
              set forth the terms and conditions of the Tranche C Warrants and the rights and obligations of GenTek, the Warrant Agent and the registered holders of the Certificates evidencing Tranche C Warrants from time to time (the "Holders").

              NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and in the Plan, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GenTek and the Warrant Agent, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I

                        Definitions and Interpretation
                        ------------------------------

              Section 1.01. Certain Defined Terms. Capitalized terms used in this Agreement shall have the following respective meanings, except as otherwise provided herein or as the context shall otherwise require:

              "Affiliate" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

              "Business Day" means any day which is not a day on which banking institutions in New York City, New York are authorized or obligated by law or executive order to close.

              "Commission" means the Securities and Exchange Commission.

              "Common Stock" means GenTek's Common Stock, no par value per share.

              "Convertible Securities" means evidence of indebtedness, shares of stock or other securities (including, but not limited to, options and warrants) which are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately upon the onset of a specified date or the happening of a specified event.

              "Current Market Value" means, with respect to any security (including Common Stock), as of a specified date (the "date of calculation"):

                     (i) if such security is not registered under the Exchange
              Act, the value of such security as determined by an Independent Financial Expert; or

                    (ii) if such security is registered under the Exchange
              Act, the average of the daily market prices of such security for the 5 consecutive trading days commencing not more than 20 trading days before, and ending not later than, the earlier of the date of calculation and the day before the "ex" date with respect to the event requiring such calculation or, if such security has been registered under the Exchange Act for less than 5 consecutive trading days before such earlier date, then the average of the daily market prices for all of the trading days before such earlier date for which daily market prices are available; provided, however, that if the market price cannot be calculated (as provided below), the Current Market Value of such security shall be determined as if such security were not registered under the Exchange Act.

       For purposes of this Agreement, (x) the term "market price" means, with respect to any security for any trading day, (A) in the case of a security listed or admitted to trading on any national securities exchange, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which such security is listed or admitted, (B) in the case of a security not then listed or admitted to trading on any national securities exchange, the last reported sales price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by GenTek, or (C) in the case of a security not then listed or admitted to trading on any national securities exchange and as to which no such reported sales price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York customarily published on each Business Day, designated by GenTek, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported; and (y) the term "`ex' date," when used with respect to any distribution, shall mean the first date on which the security trades regular way on such exchange or in such market without the right to receive such distribution.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such similar Federal statute.

              "Exercise Price" has the meaning specified in Section 3.01, as adjusted from time to time as provided for herein.

              "Expiration Date" means, with respect to any Tranche C Warrant, the earlier of (i) November 10, 2010 or (ii) the date any Tranche C Warrant is surrendered by a Holder pursuant to Section 9.03 herein.

              "GenTek" has the meaning specified in the opening paragraph of this Agreement.

              "Governmental Authority" means (i) any nation or government,
       (ii) any federal, state, county, province, city, town, municipality, local or other political subdivision thereof or thereto, (iii) any court, tribunal, department, commission, board, bureau, instrumentality, agency, council, arbitrator or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and (iv) any other governmental entity, agency or authority having or exercising jurisdiction over any relevant Person, item or matter.

              "Holders" has the meaning specified in the Preliminary Statements of this Agreement.

              "Independent Financial Expert" means any financial expert selected by GenTek that either (i) is reasonably acceptable to the Holders of Warrant Certificates evidencing a majority of the outstanding Tranche C Warrants or (ii) is a firm (x) which does not (and whose directors, officers, employees and affiliates, to the knowledge of GenTek, do not) have a material direct or indirect financial interest in GenTek or any of its subsidiaries (other than by virtue of compensation paid for advice or opinions referred to in the exception to clause (z)), as determined by the Board of Directors of GenTek in its good faith judgment, (y) which has not been, within the last year from the time it is called upon, and, at such time that it is called upon to give independent financial advice to GenTek or any of its subsidiaries, is not (and none of whose directors, officers, employees or affiliates, to the knowledge of GenTek, is) a promoter, director or officer of GenTek or any of its subsidiaries or an underwriter with respect to any of the securities of GenTek or any of its subsidiaries and (z) which does not provide any advice or opinions to GenTek or its subsidiaries except as an independent financial expert in connection with this Agreement. Notwithstanding the foregoing, Lazard Freres & Co. may serve as an Independent Financial Expert.

              "Issue Date" has the meaning specified in Section 2.03 hereof.

              "Laws" means all laws, statutes, rules, regulations, ordinances, orders, writs, injunctions or decrees and other pronouncements having the effect of law of any Governmental Authority.

              "Original Issuance Date" means November 10, 2003, the effective date of the Plan.

              "Person" means any individual, limited liability company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity or enterprise.

              "Plan" has the meaning specified in the Preliminary Statements of this Agreement.

              "Securities Act" means the Securities Act of 1933.

              "Special Dividend" shall mean any payment by GenTek to all holders of its Common Stock of any dividend, or any other distribution by GenTek to such holders, of any shares of capital stock of GenTek, evidences of indebtedness of GenTek, cash or other assets (including rights, warrants, options, convertible securities or other securities (of GenTek or any other Person)), other than any dividend or distribution (i) upon a capital reorganization, reclassification, merger or consolidation to which Section 4.01(c) applies, (ii) of any common stock referred to in Section 4.01(a), (iii) pursuant to the Plan, (iv) which is paid in cash by GenTek, so long as such dividend or distribution, together with prior dividends in the same fiscal quarter, does not exceed in the aggregate at the time of declaration of the dividend and prior cash dividends in that fiscal quarter, 3% of the Current Market Value of all Common Stock outstanding as of the date of declaration of such dividend or distribution (and together with prior dividends in the same fiscal year does not exceed in the aggregate at the time of declaration of the dividend and prior cash dividends in that fiscal year 10% of the Current Market Value of all Common Stock outstanding as of the date of declaration of such dividend or distribution in any fiscal year) (excluding any such dividend or distribution included in a previous adjustment under Section 4.01) or
       (v) subject to the final sentence of Section 4.01(d) hereof, paid in connection with a shareholder's rights plan of GenTek.

              "Tranche C Warrant" has the meaning specified in the Preliminary Statements of this Agreement.

              "Warrant Agent" has the meaning specified in the opening paragraph hereof.

              "Warrant Certificates" has the meaning specified in Section
       2.01.

              Section 1.02. Interpretation. In this Agreement, unless a clear contrary intention appears:

              (a) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;

              (b) reference to any gender includes each other gender and the neuter;

              (c) all terms defined in the singular shall have the same meanings in the plural and vice versa;

              (d) reference to any Person includes such Person's heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (d) is intended to authorize any assignment not otherwise permitted by this Agreement;

              (e) reference to a Person in a particular capacity or capacities excludes such Person in any other capacity;

              (f) reference to any contract or agreement means such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

              (g) all references to Articles and Sections shall be deemed to be references to the Articles and Sections of this Agreement;

              (h) all references to Exhibits shall be deemed to be references to the Exhibits attached hereto which are made a part hereof and incorporated herein by reference;

              (i) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

              (j) with respect to the determination of any period of time, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding";

              (k) the captions and headings contained in this Agreement shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise;

              (l) reference to any Law means such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time;

              (m) where any provision of this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person; and

              (n) no provision of this Agreement shall be interpreted or construed against any Party solely because that Party or its legal representative drafted such provision.

                                  ARTICLE II

                     Original Issue of Tranche C Warrants
                     ------------------------------------

              Section 2.01.Form of Warrant Certificates. The Tranche C Warrants shall be evidenced by certificates in registered form (the "Warrant Certificates"), substantially in the form attached hereto as Exhibit A, and may have such insertions, letters, numbers or other marks of identification and such legends and endorsements stamped, printed, lithographed or engraved thereon as may, consistently herewith, be determined to be reasonably necessary or appropriate by the officers of GenTek executing such Warrant Certificates as evidenced by their execution of the Warrant Certificates, or as may be required to comply with any applicable Law or with any rule or regulation of any securities exchange or to conform to usage. Each Tranche C Warrant shall represent the right, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase one share of Common Stock at the Exercise Price, subject to adjustment pursuant to the provisions of Section
4.01. The definitive Warrant Certificates shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by applicable Law.

              Section 2.02.Execution, Issuance, and Delivery of Warrant Certificates. (a) Each Warrant Certificate, whenever issued, shall be dated as of the date of countersignature thereof by the Warrant Agent (the "Issue Date"), either upon initial issuance or upon exchange, substitution or transfer and shall be executed on behalf of GenTek by its Chairman of the Board, Chief Executive Officer, President, any Vice President, Treasurer or Assistant Treasurer either manually or by facsimile signature printed thereon. The Warrant Certificates shall be countersigned by manual or facsimile signature of the Warrant Agent and shall not be valid for any purpose unless so countersigned. In the event that any officer of GenTek whose signature shall have been placed upon any of the Warrant Certificates shall cease to be an officer of GenTek before countersignature by the Warrant Agent and the issuance and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of GenTek.

              (b) GenTek shall instruct the Warrant Agent to countersign, issue and deliver, at the expense of GenTek, Warrant Certificates evidencing Tranche C Warrants to purchase an aggregate of up to 302,366 shares of Common Stock (subject to adjustment in accordance with the terms of this Agreement), subject to increase in certain cases pursuant to Sections 4.3(g) and 4.3(h) of the Plan and the provisions of Section 4.01 hereof, at the times required by, and in accordance with the terms and conditions of, the Plan. The Warrant Agent shall, and is hereby authorized to, countersign, issue and deliver Tranche C Warrants as and when so instructed by GenTek. In addition, the Warrant Agent is hereby authorized to countersign, issue and deliver Warrant Certificates as required by Section 2.03, Section 3.03 or Article V.

              Section 2.03.Transfer and Exchange of Warrant Certificates. (a) The Warrant Agent shall maintain books, subject to such reasonable regulations as it may prescribe, for the registration of Warrant Certificates and transfers and exchanges of Warrant Certificates as provided in this Agreement.

              (b) The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied by a written instrument of transfer in the form of the assignment included in the form of Warrant Certificate attached hereto as Exhibit A, duly executed by the Holder or Holders or by the duly appointed legal representative thereof or by a duly authorized attorney and otherwise complying with the terms of this Agreement and all applicable Laws. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final registration of the transfer by the Warrant Agent in the register in accordance with this Agreement. Upon any such registration of transfer, a new Warrant Certificate of like tenor and representing in the aggregate a like number of Tranche C Warrants shall be issued to the transferee and the surrendered Warrant Certificates shall be canceled by the Warrant Agent in accordance with Section 2.04. Warrant Certificates may be exchanged at the option of the Holder thereof, when surrendered to the Warrant Agent at its offices at Shareowner Services, at the addresses set forth in Section 9.04, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Tranche C Warrants. Prior to due presentation for registration of transfer, GenTek, the Warrant Agent and any agent of GenTek may deem and treat the Person in whose name the Warrant Certificates are registered as the absolute owner thereof for all purposes (notwithstanding any notation of ownership or other writing thereon made by anyone), and neither GenTek nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or an interest in any Tranche C Warrants on the part of any other Person and shall not be liable for any registration of transfer of Warrant Certificates that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amount to bad faith. To permit registrations of transfers and exchanges, GenTek shall execute Warrant Certificates at the Warrant Agent's request. No service charge shall be made for any exercise, registration of transfer or exchange of Warrant Certificates and GenTek shall pay all documentary stamp taxes attributable to the initial issuance of Common Stock upon exercise of the Tranche C Warrants, but GenTek or the Warrant Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in respect of any registration of transfer of Warrant Certificates involved in the issue of any Warrant Certificates or any shares of Common Stock issuable upon exercise thereof in a name other than that of the Holder of a Tranche C Warrant Certificate surrendered upon exercise of a Tranche C Warrant.

              (c) All Warrant Certificates issued upon any registration of transfer or exchange of Tranche C Warrants shall be the valid obligations of GenTek, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for registration of transfer or exchange.

              Section 2.04.Surrender and Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for registration of transfer, exchange or exercise of the Tranche C Warrants represented thereby or pursuant to Section
6.02 shall, if surrendered to GenTek, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued by GenTek or the Warrant Agent and, except as provided in Section 2.03 (in the case of a transfer or exchange), Section 3.03 (in the case of the exercise of less than all the Tranche C Warrants represented by the surrendered Warrant Certificate) or Article V (in the case of a lost, stolen, destroyed or mutilated Warrant Certificate), no Warrant Certificate shall be issued hereunder in lieu thereof. On request of GenTek, the Warrant Agent, provided that any retention periods established by the Securities and Exchange Commission have expired, shall destroy canceled Warrant Certificates held by it and shall deliver its certificates of destruction to GenTek. The Warrant Agent shall destroy all canceled Warrant Certificates in accordance with its normal procedures.


                                  ARTICLE III

                Exercise Price; Exercise of Tranche C Warrants
                ----------------------------------------------

              Section 3.01.Exercise Price. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Holder thereof, subject to the provisions of this Agreement and such Warrant Certificate, to purchase one share of Common Stock (subject to adjustment as provided herein) for each Tranche C Warrant represented thereby at a cash purchase price (the "Exercise Price") of $71.11 per share (subject to adjustment as provided herein), payable in full at the time of purchase, subject to Section 3.03 herein.

              Section 3.02.Exercise; Restrictions on Exercise. (a) Each outstanding Tranche C Warrant may be exercised on any Business Day which is on or after its Issue Date and on or before the Expiration Date. Any Tranche C Warrants not exercised by 5:00 p.m., New York City time, on the Expiration Date shall expire and all rights thereunder and all rights in respect thereof under this Agreement shall automatically terminate at such time.

                  Section 3.03. Method of Exercise; Payment of Exercise Price.
(a) In order to exercise any of the Tranche C Warrants, the Holder thereof must surrender the Warrant Certificate evidencing such Tranche C Warrants to the Warrant Agent at its office of Shareowner Services set forth in Section
9.04 (with the Subscription Form set forth in the Warrant Certificate duly executed with the signature of the Holder guaranteed), together with payment in full of the Exercise Price then in effect for each share of Common Stock as to which a Tranche C Warrant is exercised and any applicable taxes that GenTek is not required to pay pursuant to this Section 3.03, Sections 2.03(b) or 9.02 or Article V. Payment of the Exercise Price shall be made (or deemed made, in the case of a cashless exercise in accordance with clause (ii)), by the Holder
(i) in United States currency by delivery of a certified check or bank cashier's check payable to the order of GenTek, or by wire transfer of immediately available funds to an account designated by the Warrant Agent for the benefit of GenTek or (ii) by cancellation of such number of shares of Common Stock otherwise issuable to the Holder upon such exercise as shall be specified in such Subscription Form, so as to yield a number of shares of Common Stock such that the aggregate of the fair market value attributable to such cancelled shares as of the date hereof shall equal the aggregate Exercise Price attributable to the shares of Common Stock to be issued upon such exercise, in which case such amount shall be deemed to have been paid to GenTek and the number of shares issuable upon such exercise shall be reduced by such specified number (such form of payment being a "Cashless Exercise"). Upon the exercise of any Tranche C Warrant, the Warrant Agent shall promptly provide written notice of such exercise to GenTek, including notice of the number of shares of Common Stock delivered upon the exercise of such Tranche A Warrant, and deliver all payments, if any, received upon exercise of such Tranche C Warrant to GenTek in such manner as GenTek shall instruct in writing. For purposes of a Cashless Exercise, fair market value shall be determined as follows: (a) if traded on a securities exchange, the fair market value shall be based upon the average of the closing prices over a five (5) day period ending with the third business day before the day the current fair market value of the securities is being determined; or (b) if traded on the over-the-counter bulletin board, the fair market value shall be based upon the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the five (5) day period ending with the third business day before the day the current fair market value of the securities is being determined; or (c) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ system or the over-the-counter bulletin board, the current fair market value shall be determined by the Company in good faith.

              (b) A Holder may exercise all or any number of whole Tranche C Warrants represented by a Warrant Certificate. If less than all of the Tranche C Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered in conformity with the foregoing provisions and a new Tranche C Warrant Certificate executed by GenTek of the same tenor and for the whole number of Tranche C Warrants which were not exercised shall be issued promptly (and in any event, within the timeframe included in the Securities and Exchange Commission guidelines relating to turnaround of the transfer of securities) by the Warrant Agent. The Warrant Agent shall (i) countersign such Warrant Certificate, (ii) register such Warrant Certificate in such name or names as may be directed in writing by the Holder and (iii) deliver such Warrant Certificate to the Person or Persons entitled to receive the same.

              (c) Upon the exercise of any Tranche C Warrant and the surrender of the Warrant Certificate evidencing such Tranche C Warrant in conformity with the foregoing provisions, the Warrant Agent shall, subject to Section 9.02, (i) transfer promptly (and in any event, within the timeframe included in the Securities and Exchange Commission guidelines relating to turnaround of the transfer of securities) to or as per the written instruction of the Holder of such Warrant Certificate, appropriate evidence of ownership of any shares of Common Stock or other securities or property (including money) to which it is entitled, registered or otherwise placed in such name or names as may be directed in writing by the Holder, and (ii) deliver such evidence of ownership and any other securities or property (including money) to the Person or Persons entitled to receive the same (together with an amount in cash in lieu of any fractional shares as provided in Section 4.05).

              (d) Upon the exercise of any Tranche C Warrant, the Warrant Agent is hereby authorized and directed to requisition from any transfer agent of the Common Stock (and all such transfer agents are hereby irrevocably authorized to comply with all such requests) certificates for the necessary number of shares of Common Stock to which the Holder of such Tranche C Warrant may be entitled upon such exercise.

              (e) Any Tranche C Warrant which is exercised hereunder shall be deemed to have been exercised immediately prior to the close of business on the date of the surrender, as provided above, of the Warrant Certificate representing such Tranche C Warrant, together with payment in full of the Exercise Price and any applicable taxes that GenTek is not required to pay pursuant to this Section 3.03, Sections 2.03(b) or 9.02 or Article V, and, for purposes of this Agreement, the Person entitled to receive any shares of Common Stock or other securities or property deliverable upon such exercise shall, as between such Person and GenTek, be deemed to be the Holder of such shares of Common Stock or other securities or property of record as of the close of business on such date and shall be entitled to receive, and GenTek shall deliver or cause to be delivered to such Person, any money, shares of Common Stock or other securities or property to which he would have been entitled had he been a record holder on such date.


                                  ARTICLE IV

                                  Adjustments
                                  -----------

              Section 4.01.Adjustments. The number of shares of Common Stock issuable upon exercise of each Tranche C Warrant shall be subject to adjustment from time to time as follows:

         (a) Upon Stock Dividends, Subdivisions or Splits. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend or distribution on the outstanding shares of Common Stock payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, other than, in any such case, upon a capital reorganization, reclassification, consolidation or merger to which Section 4.01(c) applies, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the number of shares of Common Stock purchasable on exercise of the Tranche C Warrants shall be increased in proportion to such increase in outstanding shares. The adjustment made pursuant to this clause (a) shall be made successively upon any such transaction and shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution or (y) in the case of such subdivision or split-up, at the close of business on the day upon which such corporate action becomes effective.

         (b) Upon Combinations or Reverse Splits. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination or reverse split of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, other than, in any such case, upon a capital reorganization, reclassification, consolidation or merger to which Section 4.01(c) applies, then the number of shares of Common Stock purchasable on the exercise of each Tranche C Warrant immediately prior to the date of such combination or reverse split shall be decreased in proportion to such decrease in outstanding shares. The adjustment made pursuant to this clause (b) shall be made successively upon any such transaction and shall become effective at the close of business on the day upon which such combination or reverse split becomes effective. For purposes of Sections 4.01(a) and 4.01(b), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

         (c) Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination or reverse split of shares), or any consolidation or merger of the Corporation with or into another corporation (where the Corporation is not the surviving corporation or in connection with which the Common Stock outstanding prior to the transaction shall be changed into or exchanged for different securities of GenTek or capital stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash, if any) or any combination of the foregoing), or any sale, transfer or lease of all or substantially all of the assets of GenTek (on a consolidated basis), each Tranche C Warrant, effective at the close of business on the date such reorganization, reclassification, consolidation, merger or sale shall become effective, shall thereafter be exercisable for the kind and number of shares of stock or other securities or property (including cash, if any) receivable upon the consummation of such reorganization, reclassification, consolidation, merger or sale, by a holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Tranche C Warrant and, except as specified in 4.01(k), otherwise shall have the same terms and conditions applicable immediately prior to such time of such reorganization, reclassification, consolidation, merger or sale. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or sales.

         (d) Certain Other Dividends and Distributions. In case at any time or from time to time after the Original Issuance Date GenTek shall effect a Special Dividend, then, and in each such case, effective immediately prior to the opening of business on the day after the date for the determination of the holders of Common Stock entitled to receive such distribution, the number of shares of Common Stock into which each Tranche C Warrant is exercisable shall be adjusted to that number determined by multiplying the number of shares of Common Stock into which each Tranche C Warrant is exercisable immediately prior to the close of business on such date of determination by a fraction,
(i) the numerator of which shall be the Current Market Value per share of Common Stock on such date for determination and (ii) the denominator of which shall be such Current Market Value per share of Common Stock minus the portion applicable to one share of Common Stock of the fair market value (as determined in good faith by the Board of Directors of GenTek) of such securities, cash or other assets so distributed. The adjustment shall be made successively whenever GenTek shall effect a Special Dividend. Notwithstanding anything to the contrary provided in this Agreement, this Section 4.01(d) does not apply to a distribution of rights pursuant to any shareholder rights plan adopted by GenTek or other agreement of similar purpose or effect provided that the Holders shall be entitled to such rights upon exercise of the Tranche C Warrants.

         (e) Issuance of Common Stock. If at any time after the Original Issuance Date, GenTek shall (except as hereinafter provided in this Section 4.01(e)) issue or sell any additional shares of Common Stock for a consideration per share less than the Current Market Value per share, other than, in any such case, upon a capital reorganization, reclassification, consolidation or merger to which Section 4.01(c) applies, then, effective on the date specified below, the number of shares of Common Stock purchasable on the exercise of each Tranche C Warrant immediately prior to the date of such issuance shall be adjusted by multiplying (i) the number of shares of Common Stock purchasable on the exercise of each Tranche C Warrant immediately prior to the date of such issuance by (ii) a fraction, (A) the numerator of which shall be the sum of (I) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock,
(II) the number of shares of Common Stock issuable upon the conversion or exercise of options, warrants rights or convertible securities (whether or not then exercisable) and (III) the number of such additional shares of Common Stock so issued and (B) the denominator of which shall be the sum of (I) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, (II) the number of shares of Common Stock issuable upon the conversion or exercise of options, warrants rights or convertible securities (whether or not then exercisable) and (III) the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued would purchase at the Current Market Value per share. The date as of which the Current Market Value per share shall be computed shall be the earlier of the date on which GenTek shall enter into a firm contract or commitment for the issuance of such additional shares of Common Stock or the date of actual issuance of such additional shares of Common Stock.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately on the date of such issuance.

         No adjustment of the number of shares of Common Stock purchasable on the exercise of each Tranche C Warrant shall be made under this Section 4.01(e) upon the issuance of any additional shares of Common Stock which are issued pursuant to:

                  (i) the exercise of a Tranche C Warrant or other warrants outstanding as of the date of this Agreement in whole or in part, or the conversion or exchange of other securities outstanding on the date of this Agreement which are convertible or exchangeable for Common Stock;

                  (ii) any issuance of additional shares of Common Stock for which an adjustment is otherwise provided under Section 4.01 hereof;

                  (iii) Common Stock issued to GenTek's employees, consultants or directors under a bona fide stock option or purchase plans or benefit plans adopted or assumed by the Board of Directors or GenTek's compensation committee;

                  (iv) Common Stock issuable upon (x) the exercise of rights or warrants issued to the holders of Common Stock for which adjustment was previously made pursuant to Section 4.01(d) or (y) exercise or conversion of Convertible Securities (whether or not an antidilution adjustment was made pursuant to Section 4.01(f) hereof);

                  (v) Common Stock issued to shareholders of any person which merges into GenTek in proportion to the stock holdings of such person immediately prior to such merger, upon such merger;

                  (vi) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting;

                  (vii) Common Stock issued in a bona fide private placement through a placement agent or a bona fide private offering through initial purchasers pursuant to an exemption from, or in a transactions not subject to, the registration requirements of the Exchange Act and applicable state securities laws, where the placement agent, or as the case may be, each of the initial purchasers is a member firm of the National Association of Securities Dealers, Inc. to persons that are not Affiliates of GenTek (except to the extent that any discount from the current market price attributable to restrictions on transferability of the Common Stock, as determined in good faith by the Board of Directors and described in a resolution of the Board of Directors which shall be filed with the Warrant Agent, shall exceed fifteen percent (15%));

                  (viii) Such shares of Common Stock as may become issuable upon the exercise of any of the securities referred to in the paragraphs (i) through (iv) above by reason of adjustments required pursuant to anti-dilutions provisions applicable to such securities as in effect on the date hereof, but only if and to the extent that such adjustments are required as the result of the original issuance of the Warrants; or

                  (ix) Such shares of Common Stock as may become issuable upon the exercise of any of the securities referred to in the paragraphs (i) through (iv) above by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, of any dividend on Common Stock payable in Common Stock.

         (f) Convertible Securities. If at any time after the Original Issuance Date, GenTek shall in any manner issue or sell Convertible Securities, other than, in any such case, upon a capital reorganization, reclassification, consolidation or merger to which Section 4.01(c) applies, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the consideration per share for the additional shares of Common Stock which may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Current Market Value per share, then the number of shares of Common Stock purchasable on the exercise of each Tranche C Warrant shall be adjusted as provided in Section 4.01(e) hereof on the basis that (x) the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the determination of the Current Market Value per share as herein provided and
(y) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by GenTek for the issuance of such additional shares of Common Stock pursuant to the terms of such Convertible Securities.

         For purposes of this Section 4.01(f), the adjustment shall be made successively whenever any such issuance is made and the effective date of such adjustment and the date as of which the Current Market Value per share shall be computed shall be the earliest of (A) the date on which GenTek shall enter into a firm contract or commitment for the issuance of such Convertible Securities and (B) the date of actual issuance of such Convertible Securities, provided that (A) no further adjustment shall be made upon the subsequent issue or sale of shares of Common Stock upon the conversion or exchange of such Convertible Securities, except in the case of any such Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities by reason of (x) a change of control of GenTek, (y) the acquisition by and Person or group of Persons of any specified number or percentage of the voting securities of GenTek or (z) any similar event or occurrence, each such case to be deemed hereunder to involve a separate issuance of shares of Common Stock, or Convertible Securities, as the case may be; and (B) if such Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to GenTek, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the number of shares of Common Stock purchasable on the exercise of each Tranche C Warrant computed upon the original issue, sale grant or assumption thereof, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time.

         If all the Common Stock deliverable upon conversion or exchange of such Convertible Securities has not been issued when such Convertible Securities are no longer outstanding, then the number of shares of Common Stock purchasable on the exercise of each Tranche C Warrant shall promptly be readjusted to the number of shares of Common Stock purchasable on the exercise of each Tranche C Warrant that would then be in effect had the adjustment upon the issuance of such Convertible Securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such Convertible Securities.

         This Section 4.01(f) does not apply to:

                  (i) Convertible Securities issued to shareholders of any Person which merges into GenTek or with a subsidiary of GenTek, in proportion to the stock holdings of such Person immediately prior to such merger, upon such merger;

                  (ii) Convertible Securities issued in a bona fide public offering pursuant to a firm commitment underwriting;

                  (iii) Convertible Securities issued in a bona fide private placement through a placement agent or a bona fide private offering through initial purchasers pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Exchange Act and applicable state securities laws, where the placement agent or, as the case may be, each of the initial purchasers is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of Common Stock issuable upon conversion, as determined in good faith by the Board of Directors and described in a resolution of the Board of Directors which shall be filed with the Warrant Agent, shall exceed fifteen percent (15%)) or;

                  (iv) Convertible Securities (including, without limitation, stock options) issued to GenTek's employees, consultants or directors under a bona fide stock option or purchase plans or benefit plans adopted or assumed by the Board or Directors or GenTek's compensation committee;

                  (v) any issuance of additional Convertible Securities for which an appropriate adjustment is otherwise provided under Section 4.01 hereof;

                  (vi) Convertible Securities issuable upon the exercise of rights or warrants issued to the holders of Common Stock for which appropriate adjustment was previously made pursuant to Section 4.01(d).

         (g) Deferral in Certain Circumstances. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution, and shall thereafter, and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock purchasable upon exercise of the Tranche C Warrants or in the Exercise Price then in effect provided for by this Article 4 shall be required by reason of the taking of such record and, as to any Tranche C Warrants that remain outstanding, any adjustment previously made in respect thereof shall be rescinded and annulled. In any case in which the provisions of this Article 4 shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Tranche C Warrant exercised after such record date and before the occurrence of such event the shares of capital stock issuable upon such exercise by reason of the adjustment required by such event and issuing to such holder only the shares of capital stock issuable upon such exercise before giving effect to such adjustments, and paying to such holder any amount in cash in lieu of any fractional shares of capital stock pursuant to Section 4.05; provided, however, that the Corporation shall deliver to such holder an appropriate instrument or due bill evidencing such holder's right to receive such additional shares and such cash on the date of the occurrence of such event.

         (h) De Minimis Adjustments. No adjustment in the number of shares of Common Stock purchasable upon the exercise of any Tranche C Warrant shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of shares of Common Stock purchasable upon the exercise of such Tranche C Warrant; provided, however, that any adjustments which are not required to be made by reason of this Section 4.01(h) shall be carried forward and taken into account in any subsequent calculation and adjustment. All calculations under this Section 4.01(h) shall be made to the nearest one-thousandth of a share.

         (i) Other Adjustments. In addition to the foregoing adjustments required by Sections 4(a), (b), (c), (d), (e) or (f), GenTek may make such reductions in the Exercise Price as it may, in good faith, deem advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

         (j) Determination of Current Market Value and Related Deliveries. If at any time the Current Market Value of any security is required to be calculated pursuant to the terms of this Agreement, the determination of such Current Market Value by GenTek, if calculated in accordance with the terms of this Agreement, absent manifest error, shall be conclusive and binding on all Persons. If at any time the Current Market Value of any security is required to be calculated pursuant to the terms of this Agreement, and such Current Market Value is determined as if such security is not registered under the Exchange Act, GenTek shall, upon the request of Holders of at least 10% of the warrants outstanding at the time of such request, deliver to the Warrant Agent a report of an Independent Financial Expert specifying the amount of such Current Market Value as determined by such Independent Financial Expert and containing a brief description of the factors on which such determination was based. The Warrant Agent shall have no duty with respect to any such report, except to keep it on file and available for inspection by the Holders.

         (k) Tranche C Warrant Price Adjustment. Whenever the number of shares of Common Stock into which a Tranche C Warrant is exercisable is adjusted as provided in Sections 4.01(a), (b), (c), (d), (e) or (f), the Exercise Price payable upon exercise of the Tranche C Warrant shall simultaneously be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock into which such Tranche C Warrant was exercisable immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock into which such Tranche C Warrant was exercisable immediately thereafter.

         (l) Covenants. GenTek will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith carry out the terms of this Agreement. Without limiting the generality of the foregoing, GenTek (i) will take all such action as may be necessary or appropriate in order that GenTek may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Tranche C Warrants from time to time outstanding, (ii) will not take any action which results in any adjustments hereunder if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Tranche C Warrants would exceed the total number of shares of Common Stock authorized by GenTek's certificate of incorporation and available for the purposes of issue upon such exercise and (iii) may pursue and consummate bona fide transactions so long as the primary purpose of such transactions is not to avoid any of the terms of this Agreement. A consolidation, merger, reorganization or transfer of assets involving GenTek covered by Section 4.01(c) shall not be prohibited by or require any adjustment under this Section 4.01(l).

              Section 4.02.Notice of Adjustment. Whenever the number of shares of Common Stock or other stock or property purchasable upon the exercise of each Tranche C Warrant is required to be adjusted pursuant to Section 4.01, GenTek shall, within thirty (30) days thereafter, deliver to the Warrant Agent a certificate setting forth (a) the number of shares of Common Stock or other stock or property purchasable upon the exercise of each Tranche C Warrant and the Exercise Price therefor after such adjustment, (b) a brief statement of the facts requiring such adjustment and (c) the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. The Warrant Agent shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate. Upon receipt of such certificate, the Warrant Agent shall, within fifteen (15) days of receipt, mail notice of the adjustment described in such certificate to each Holder at the expense of GenTek. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring to inspect such certificate during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other securities or property purchasable upon exercise of any Tranche C Warrant, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment, or the validity or value (or the kind or amount) of any shares of Common Stock or other securities or property which may be purchasable on exercise of any Tranche C Warrant. The Warrant Agent shall not be responsible for any failure of GenTek to make any cash payment or to issue, transfer or deliver any shares of Common Stock or other securities or property upon the exercise of any Tranche C Warrant.

              Section 4.03.Statement on Tranche C Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to Section 4.01, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number and kind of shares of Common Stock as are stated in the Warrant Certificates initially issued pursuant to this Agreement. GenTek may, however, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant Certificate that it may deem appropriate to reflect any such adjustment and that does not affect the substance thereof and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form so changed.

              Section 4.04.Notice of Consolidation, Merger or Sale of Substantially All Assets, Etc. In the event that, at any time after the date hereof and prior to 5:00 p.m., New York City time, on the Expiration Date, (a) GenTek shall consolidate with, merge with or into or sell, transfer or otherwise dispose of all or substantially all of its properties, assets or business (except a merger in which GenTek is the surviving corporation and the holders of Common Stock (or other securities or property purchasable upon exercise of the Tranche C Warrants) receive no consideration in respect of their shares) or (b) GenTek shall dissolve, liquidate or wind-up its operations, then in any one or more of such cases, GenTek shall cause to be mailed to the Warrant Agent and each Holder, at the earliest practicable time (and, in any event, not less than 20 calendar days before any record date or, if no record date applies, before any date set for definitive action), notice of the date on which such consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the kind and amount of shares of Common Stock and other securities, money and other property deliverable upon exercise of the Tranche C Warrants. Such notice shall also specify the date or expected date as of which the holders of record of shares of Common Stock or other securities or property issuable upon exercise of the Tranche C Warrants shall be entitled to exchange their shares for securities, money or other property deliverable upon such consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. The failure to deliver notice as required by this Section 4.04 or any defect therein shall not affect the legality or validity of any warrant or any consolidation, merger, sale, dissolution, liquidation or winding up or any other action taken in connection therewith.

              Section 4.05.Fractional Interests. Notwithstanding anything to the contrary contained in this Agreement, if the number of shares of Common Stock purchasable on the exercise of each Tranche C Warrant is adjusted pursuant to the provisions of Section 4.01, GenTek shall not be required to issue any fraction of a share of Common Stock or to distribute a certificate that evidences a fraction of a share of Common Stock upon any subsequent exercise of any Tranche C Warrant. If Warrant Certificates evidencing more than one Tranche C Warrant shall be surrendered for exercise at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Tranche C Warrants evidenced by Warrant Certificates so surrendered. If any fraction of a share of Common Stock would, except for the provisions of this Section 4.05, be issuable on the exercise of any Tranche C Warrant (or specified portion thereof), in lieu of the issuance of such fractional share, GenTek shall pay the Holder of such Tranche C Warrant an amount in cash equal to the then Current Market Value per share of Common Stock multiplied by such fraction (computed to the nearest whole cent). The Holders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock instead of such cash.

              Section 4.06.Concerning All Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if an adjustment is made under any provision of Article IV on account of any event, transaction, circumstance, condition or happening, no additional adjustment shall be made under any other provision of Article IV on account of such event, transaction, circumstance, condition or happening. Unless otherwise expressly provided in this Article IV, all determinations and calculations required or permitted under this Article IV shall be made by GenTek or its Board of Directors, as appropriate, and all such calculations and determinations shall be conclusive and binding in the absence of manifest error.


                                   ARTICLE V

        Loss, Theft, Destruction Or Mutilation of Warrant Certificates
        --------------------------------------------------------------

              Upon receipt by GenTek and the Warrant Agent of evidence reasonably satisfactory to them of the ownership and the loss, theft, destruction or mutilation of any Warrant Certificate, and, if requested, an indemnity bond in form and amount and with corporate surety satisfactory to them that is customary and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to GenTek or the Warrant Agent that the Tranche C Warrants represented thereby have been acquired by a bona fide purchaser, GenTek shall issue and the Warrant Agent shall countersign and deliver to the Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange and substitution for or in lieu thereof, a new Warrant Certificate of the same tenor and representing an equivalent number of Tranche C Warrants. Upon the issuance of any new Warrant Certificate under this Article V, GenTek may require the payment of a sum sufficient to cover any tax or other reasonable governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Warrant Agent) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Article V in lieu of any lost, stolen, destroyed or mutilated Warrant Certificate shall constitute an original contractual obligation of GenTek, whether or not the allegedly lost, stolen, destroyed or mutilated Warrant Certificates shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this
Article V are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of lost, stolen, destroyed or mutilated Warrant Certificates.


                                  ARTICLE VI

                         Authorization and Reservation
                of Common Stock; Purchase of Tranche C Warrants
                -----------------------------------------------

                  Section 6.01. Reservation of Authorized Common Stock. GenTek shall at all times reserve and keep available for issue upon the exercise of Tranche C Warrants, such number of its authorized but unissued shares of Common Stock or other securities deliverable upon exercise of Tranche C Warrants as will be sufficient to permit the exercise in full of all outstanding Tranche C Warrants and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding Tranche C Warrants. Before taking any action that would cause an adjustment pursuant to Section 4.01 reducing the Exercise Price below the then par value, if any, of any of the shares of Common Stock into which the Tranche C Warrants are exercisable, GenTek will take any corporate action that may be necessary in order that GenTek may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Exercise Price. GenTek will cause appropriate evidence of ownership of such Common Stock or other securities to be delivered to the Warrant Agent upon its request for delivery upon the exercise of Tranche C Warrants, and all such shares of Common Stock will, at all times, be duly approved for listing subject to official notice of issuance on each securities exchange, interdealer quotation system or market, if any, on which such Common Stock is then listed. GenTek covenants that all Common Stock or other securities that may be issued upon the exercise of the Tranche C Warrants will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free from preemptive rights and all taxes, liens, charges, encumbrances and security interests.

              Section 6.02.Purchase of Tranche C Warrants by GenTek. GenTek shall have the right, except as limited by law or other agreement, to purchase or otherwise acquire Tranche C Warrants at such times, in such manner and for such consideration as it and the selling Holder of Tranche C Warrants may deem appropriate. In the event GenTek shall purchase or otherwise acquire Tranche C Warrants, the related Warrant Certificates shall thereupon be delivered to the Warrant Agent for cancellation; provided, however, that unless and until the Warrant Certificates evidencing such Tranche C Warrants are surrendered by GenTek to the Warrant Agent for cancellation, such purchase or acquisition shall not operate as a redemption or termination of the right represented by such Tranche C Warrants. Any Tranche C Warrants purchased or otherwise acquired by GenTek shall not be outstanding for any purpose.

                                  ARTICLE VII

               Tranche C Warrant Holders Not Deemed Stockholders
               -------------------------------------------------

              Prior to the exercise of any Tranche C Warrant, nothing contained in this Agreement or any Warrant Certificate shall be construed as conferring on the Holder of any Tranche C Warrant or Warrant Certificate any rights whatsoever as a stockholder of GenTek, either at law or in equity, including the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders and, except as otherwise provided in this Agreement, shall not be entitled to receive any notice of any proceedings of GenTek.


                                 ARTICLE VIII

                               The Warrant Agent
                               -----------------

              Section 8.01.Appointment and Acceptance of Agency. GenTek hereby appoints the Warrant Agent to act as agent for GenTek in accordance with the instructions set forth in this Agreement and the Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same on the terms and conditions herein set forth.

              Section 8.02.Correctness of Statements; Distribution of Tranche C Warrants. The statements contained herein and in each Warrant Certificate shall be taken as statements of GenTek, and the Warrant Agent assumes no responsibility for the correctness of any of the same except as describe the Warrant Agent or any action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Tranche C Warrants except as herein otherwise provided.

              Section 8.03.Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty thereunder either itself (through its employees) or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct or negligence of any agent appointed, provided that due care had been exercised in the appointment and continued employment thereof.

              Section 8.04.Proof of Actions Taken. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by GenTek prior to taking or suffering any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, any Vice President, the Treasurer or Secretary of GenTek and delivered to the Warrant Agent; and such certificate, in the absence of bad faith on the part of the Warrant Agent, shall be full authorization to the Warrant Agent for any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

              Section 8.05.Compensation; Indemnity. GenTek agrees to pay the Warrant Agent compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement. GenTek agrees to reimburse the Warrant Agent for all reasonable expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent (including reasonable fees and expenses of the Warrant Agent's counsel and agents) in the performance of its duties under this Agreement. GenTek also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expenses incurred without negligence or willful misconduct on the part of the Warrant Agent, for anything done or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided for herein shall survive the expiration of the Tranche C Warrants and the termination of this Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by GenTek. Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action. The provisions of this Section 8.05 shall survive the termination of this Agreement, the exercise or expiration of the Tranche C Warrants, and the resignation, replacement or removal of the Warrant Agent.

              Section 8.06.Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless GenTek or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity satisfactory to the Warrant Agent for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Tranche C Warrants may be enforced by the Warrant Agent without the possession of any of the Tranche C Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

              Section 8.07.Other Transactions Involving GenTek. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Tranche C Warrants or other securities of GenTek or become pecuniarily interested in any transactions in which GenTek may be interested, or contract with or lend money to GenTek or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or such director, officer or employee of the Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for GenTek or for any other legal entity including acting as transfer agent or as a lender to GenTek or an affiliate thereof.

              Section 8.08.Actions as Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions of this Agreement. No implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or willful misconduct.

              Section 8.09.Liability of Warrant Agent. The Warrant Agent may conclusively rely upon and shall be protected by GenTek and shall not incur any liability or responsibility to GenTek or to any Holder for or in respect of any action taken, suffered or omitted by it (a) in connection with its administration of this Agreement or (b) in reliance on any Warrant Certificate or certificate for shares of stock or other securities of GenTek, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, direction, statement, notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, executed, sent, presented and, where necessary, verified or acknowledged, by the proper party or parties, except liabilities arising out of the Warrant Agent's own gross negligence or willful misconduct.

              Section 8.10.Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Tranche C Warrant (except its counter-signature thereof); nor shall it be responsible for any breach by GenTek of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any underlying securities (or other stock) to be issued pursuant to this Agreement or any Tranche C Warrant, or as to whether any underlying securities (or other stock) will, when issued, be validly issued, fully paid and non-assessable, or as to the Exercise Price or the number or amount of underlying securities or other securities or other property issuable upon exercise of any Tranche C Warrant.

              Section 8.11.Acceptance of Instructions. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, any Vice President, the Treasurer or Secretary of GenTek, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or officers or for any delay in acting while waiting for those instructions. Any application by the Warrant Agent for written instructions from GenTek may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than 10 Business Days after the date any officer of GenTek actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application subject to the proposed action or omission and/or specifying the action to be taken or omitted.

              Section 8.12.Right to Consult and Rely Upon Counsel. Before the Warrant Agent acts or refrains from acting, it may at any time consult with legal counsel (who may be legal counsel for GenTek), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability or responsibility to GenTek or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

              Section 8.13.Change of Warrant Agent. (a) The Warrant Agent, or any successor to it hereafter appointed, may resign from its position as such and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own gross negligence or willful misconduct), after giving 30 calendar days' prior written notice to GenTek, upon (but only upon) a duly appointed successor Warrant Agent having been appointed and having accepted such appointment in writing. GenTek may remove the Warrant Agent upon not less than 30 calendar days' prior written notice specifying the date when such discharge shall take effect, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own gross negligence or willful misconduct), upon (but only upon) a duly appointed successor Warrant Agent having been appointed and having accepted such appointment in writing. GenTek shall cause to be mailed, at the expense of GenTek, to each Holder a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal GenTek shall appoint in writing a successor to the Warrant Agent. If GenTek shall fail to make such appointment within a period of 30 calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the existing Warrant Agent or the Holder of any Tranche C Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the original Warrant Agent, either by GenTek or by such a court, the duties of the Warrant Agent shall be carried out by GenTek.

              (b) Any successor to the Warrant Agent, whether appointed by GenTek or by a court, shall be a bank (or subsidiary thereof) or trust company doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such successor to the Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such successor to the Warrant Agent prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the successor to the Warrant Agent, it shall be vested with the same authority, powers, rights, immunities, duties and responsibilities as its predecessor Warrant Agent, without any further assurance, conveyance, act or deed; provided, however, the predecessor Warrant Agent shall in all events deliver and transfer to the successor Warrant Agent all property, if any, at the time held hereunder by the predecessor Warrant Agent and if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of GenTek and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. As soon as practicable after such appointment, GenTek shall give notice thereof to the predecessor Warrant Agent and the Holders. Failure to give any notice provided for in this
Section 8.13, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

              Section 8.14.Successor Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without any further act; provided, however, that such corporation would be eligible for appointment as a successor to the Warrant Agent under the provisions of Section 8.13 hereof. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to GenTek and the Holders.

              Section 8.15.Other. (a) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

              (b) The Warrant Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including any dates or events defined in this Agreement or the designation of any Person as an acquiring Person or Affiliate) under this Agreement unless and until the Warrant Agent shall be specifically notified in writing by GenTek of such fact, event or determination.


                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

              Section 9.01.Money Deposited with the Warrant Agent. The Warrant Agent shall not be required to pay interest on any moneys deposited pursuant to the provisions of this Agreement, except such as it shall agree in writing with GenTek to pay thereon. Any moneys, securities or other property which at any time shall be deposited by GenTek or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property except to the extent required by law.

              Section 9.02.Payment of Taxes. GenTek will pay all documentary stamp taxes and other governmental charges required by law attributable to the initial issuance of the Warrant Certificates and of the shares issuable upon the exercise of Tranche C Warrants; provided, however, that GenTek shall not be required to pay any tax or other charges which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for shares of Common Stock in a name other than that of the registered holder of a Warrant Certificate surrendered upon transfer, exchange or exercise of a Tranche C Warrant represented thereby. In any such case, GenTek shall not be required to issue or deliver such Warrant Certificates or certificates for shares of Common Stock unless or until the Person or Persons requesting the issuance thereof shall have paid to GenTek the amount of such tax or shall have established to the satisfaction of GenTek and the Warrant Agent that such tax has been paid.

              Section 9.03.Merger, Consolidation or Sale of Assets of GenTek. GenTek will not merge into or consolidate with any other Person, or sell or otherwise transfer all or substantially all of its property, assets or business to any Person (other than a merger, consolidation or sale contemplated by 4.01(c) hereof in which the consideration payable to the holders of shares of Common Stock in exchange for their shares consists solely of cash in which case each Holder of a Tranche C Warrant, without having to take any other action than the surrendering of such Tranche C Warrant to such Person, GenTek or the Warrant Agent shall receive an amount equal to the amount (if any) by which the price per share payable to, or which would be received by, any holder of Common Stock in connection with such transaction exceeds the Exercise Price effective at that time), unless prior to or simultaneously with the consummation thereof, the Person resulting from such merger or consolidation, or transferee of such property, assets or business, as the case may be, executes with the Warrant Agent a supplemental agreement providing for the express assumption by such Person of the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by GenTek.

              Section 9.04.Notices. (a) Any notice, request, demand or report (each, a "Communication") required or permitted to be given or made by this Agreement shall be in writing.

              (b) Any Communication authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on GenTek shall be sufficiently given or made if sent by registered or certified mail and shall be deemed given upon receipt, addressed (until another address is filed by GenTek with the Warrant Agent) as follows:

                    GenTek Inc.
                    90 East Halsey Road
                    Parsippany, NJ 07054
                    Attention:  General Counsel, Treasurer
                    Facsimile No.:  (973) 515-1997

              (c) Any Communication authorized by this Agreement to be given or made by GenTek or by any Holder to or on the Warrant Agent shall be sufficiently given or made if sent by registered or certified mail, or by facsimile or electronic mail, and shall be deemed given upon receipt, addressed (until another address is filed by the Warrant Agent with GenTek) as follows:

                    Wells Fargo Bank Minnesota, N.A.
                    Shareowner Services
                    Attn: Account Management
                    161 N. Concord Exchange
                    South St. Paul, MN  55075

              (d) Any Communication authorized by this Agreement to be given or made by GenTek or the Warrant Agent to any Holder shall be sufficiently given or made if sent by first-class mail, postage prepaid, or by facsimile or electronic mail, addressed to such Holder at the address of such Holder as shown on the registry books of GenTek. GenTek shall deliver a copy of any notice or demand it delivers to any Holder to the Warrant Agent and the Warrant Agent shall deliver a copy of any notice or demand it delivers to any Holder to GenTek.

              Section 9.05.Governing Law. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND THE WARRANT CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

              Section 9.06.Binding Effect. This Agreement shall be binding upon and inure to the benefit of GenTek and the Warrant Agent and their respective successors and assigns, and the Holders from time to time of the Tranche C Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than GenTek, the Warrant Agent and the Holders of the Tranche C Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

              Section 9.07.Counterparts. This Agreement may be executed manually or by facsimile in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

              Section 9.08.Supplements or Amendments. (a) The Warrant Agent may, without the consent or concurrence of the Holders, enter into one or more supplemental agreements or amendments with GenTek for the purpose of (i) evidencing the rights of the Holders upon consolidation, merger, sale, transfer, reclassification, liquidation or dissolution, (ii) making any changes or corrections in this Agreement that are required to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein or any clerical omission or mistake or manifest error herein contained, (iii) making such other provisions in regard to matters or questions arising under this Agreement as shall not adversely affect the interest of the Holders in any material respect or be inconsistent with this Agreement or any supplemental agreement or amendment or (iv) adding further covenants and agreements of GenTek in this Agreement or surrendering any rights or power reserved to or conferred upon GenTek in this Agreement.

              (b) With the consent of the Holders of Warrant Certificates evidencing at least a majority in number of the Tranche C Warrants at the time outstanding, GenTek and the Tranche C Warrant Agent may at any time and from time to time by supplemental agreement or amendment add any provisions to or change in any manner or eliminate any of the provisions of this Agreement or of any supplemental agreement or modify in any manner the rights and obligations of the Holders and GenTek; provided, however, that no such supplemental agreement or amendment shall, without the consent of the Holder of the Warrant Certificate evidencing each outstanding Tranche C Warrant affected thereby, (i) alter the provisions of this Agreement so as to adversely affect in any material respect the terms upon which Tranche C Warrants are exercisable, (ii) decrease the number of underlying securities or the increase in the Exercise Price (other than pursuant to adjustments made in accordance with Article IV hereof) or (iii) amend the provisions of Section
9.08. Notwithstanding anything to the contrary contained in this Agreement, no supplement agreement or amendment that changes the rights and duties of the Warrant Agent under this Agreement shall be effective against the Warrant Agent without the written consent of the Warrant Agent.

              Section 9.09.Third Party Beneficiaries. The Holders shall be the sole third party beneficiaries to the agreements made hereunder between GenTek, on the one hand, and the Warrant Agent, on the other hand, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder. Nothing in this Agreement shall be construed to give to any person or corporation other than GenTek, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this agreement.

              Section 9.10. Waivers. GenTek may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if (i) GenTek has obtained the written consent of Holders of Warrant Certificates evidencing a majority of the then outstanding Tranche C Warrants, and (ii) any consent required pursuant to Section 9.08 has been obtained.

              Section 9.11. Inspection. The Warrant Agent shall cause a copy of this Agreement to be available at all reasonable times at the office of the Warrant Agent for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit his Warrant Certificate for inspection by it.

              Section 9.12. Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

              Section 9.13. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous, agreements among all or some of the parties hereto with respect thereto, whether written, oral or otherwise.

              Section 9.14. Termination. This Agreement shall terminate on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Tranche C Warrants have been exercised or redeemed. The provisions of Section 8.05 shall survive such termination.

                              [signatures follow]

              IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.


                                         GENTEK INC.


                                         By: /s/ Matthew R. Friel
                                             ---------------------------------
                                         Printed Name: Matthew R. Friel
                                         Title: Vice President, Chief Financial
                                                Officer and Assistant Treasurer


                                         WELLS FARGO BANK MINNESOTA, N.A.
                                            as Warrant Agent


                                         By: /s/ Claudine Anderson
                                             ---------------------------------
                                             Officer

                                   EXHIBIT A

                          Form of Warrant Certificate
                          ---------------------------

                                  GENTEK INC.


No._______________                             _____________ Tranche C Warrants

                  TRANCHE C WARRANTS TO PURCHASE COMMON STOCK


              This certifies that ______________, or its registered assigns, is the owner of the number of Tranche C Warrants set forth above, each of which represents the right to purchase from GENTEK INC., a Delaware corporation ("GenTek"), one share of the common stock, no par value per share (the "Common Stock"), of GenTek (the Common Stock issuable upon exercise to include any associated rights issued pursuant to a shareholder rights plan or other agreement of similar purpose or effect), subject to adjustment as provided in the Tranche C Warrant Agreement hereinafter referred to, at the purchase price (the "Exercise Price") of $71.11 per share (subject to adjustment as provided herein), upon surrender hereof at the office of Wells Fargo Bank Minnesota, N.A. or to its successor as the warrant agent under the Tranche C Warrant Agreement (any such warrant agent being herein called the "Warrant Agent"), with the Subscription Form on the reverse hereof duly executed, with signature guaranteed as therein specified together with payment in full of the Exercise Price then in effect for each share of Common Stock as to which a Tranche C Warrant is exercised and any applicable taxes that GenTek is not required to pay pursuant to the Warrant Agreement by and between GenTek and the Warrant Agent (the "Tranche C Warrant Agreement"). Payment of the Exercise Price shall be (a) made by the Holder in United States currency by delivery of a certified check or bank cashier's check payable to the order of GenTek, or by wire transfer of immediately available funds to an account designated by the Warrant Agent for the benefit of GenTek or (b) deemed made in the case of a cashless exercise in accordance with Section 3.03 of the Tranche C Warrant Agreement, all subject to the terms and conditions hereof and of the Tranche C Warrant Agreement. This Tranche C Warrant Certificate may be exercised as to all or any whole number of the Tranche C Warrants evidenced hereby.

              This Tranche C Warrant Certificate is issued under and in accordance with the Tranche C Warrant Agreement and is subject to the terms and provisions contained therein, all of which terms and provisions the Holder of this Tranche C Warrant Certificate consents to by acceptance hereof. The Tranche C Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Tranche C Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of GenTek and the Holders of the Tranche C Warrants. The summary of the terms of the Tranche C Warrant Agreement contained in this Tranche C Warrant Certificate is qualified in its entirety by express reference to the Tranche C Warrant Agreement. All capitalized terms used in this Tranche C Warrant Certificate that are defined in the Tranche C Warrant Agreement shall have the meanings assigned to them in the Tranche C Warrant Agreement.

              Copies of the Tranche C Warrant Agreement are on file at the office of the Warrant Agent and may be obtained by writing to the Warrant Agent at the following address:

              Wells Fargo Bank Minnesota, N.A.
              Shareowner Services
              Attn: Account Management
              161 N. Concord Exchange
              South St. Paul, MN  55075

              The number of shares of Common Stock purchasable upon the exercise of each Tranche C Warrant is subject to adjustment as provided in the Tranche C Warrant Agreement. In the event GenTek merges or consolidates with, or sells all or substantially all of its assets to, another Person, each Tranche C Warrant will, upon exercise, entitle the Holder thereof to receive the number of shares of capital stock or other securities or the amount of money and other property which the holder of the number of shares of Common Stock or other securities or property deliverable upon exercise of a Tranche C Warrant is entitled to receive upon completion of such merger, consolidation or sale.

              As to any final fraction of a share which the same Holder of one or more Tranche C Warrants would otherwise be entitled to purchase upon exercise thereof in the same transaction, GenTek shall pay the cash value thereof determined as provided in the Tranche C Warrant Agreement.

              All Common Stock or other securities issuable upon the exercise of Tranche C Warrants shall be validly issued, fully-paid and non-assessable. GenTek will pay all documentary stamp taxes and other governmental charges required by law attributable to the initial issuance of the Warrant Certificates and of the shares issuable upon the exercise of Tranche C Warrants; provided, however, that GenTek shall not be required to pay any tax or other charges which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for shares of Common Stock in a name other than that of the registered holder of a Warrant Certificate surrendered upon transfer, exchange or exercise of a Tranche C Warrant represented thereby. In any such case, GenTek shall not be required to issue or deliver such Warrant Certificates or certificates for shares of Common Stock unless or until the Person or Persons requesting the issuance thereof shall have paid to GenTek the amount of such tax or shall have established to the satisfaction of GenTek and the Warrant Agent that such tax has been paid.

              This Tranche C Warrant Certificate and all rights hereunder are transferable by the registered Holder hereof, in any whole number of Tranche C Warrants, in accordance with the provisions of the Tranche C Warrant Agreement, on the register maintained by the Warrant Agent for such purpose at its office in South St. Paul, Minnesota, upon surrender of this Tranche C Warrant Certificate duly endorsed, or accompanied by a written instrument of transfer form satisfactory to GenTek and the Warrant Agent duly executed, with signatures guaranteed as specified in the attached Form of Assignment, by the registered Holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Warrant Agent will issue and deliver to such Holder a new Tranche C Warrant Certificate with respect to any portion not so transferred. Each taker and Holder of this Tranche C Warrant Certificate, by taking and holding the same, consents and agrees that prior to the registration of transfer as provided in the Tranche C Warrant Agreement, GenTek and the Warrant Agent may treat the person in whose name the Tranche C Warrants are registered as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding.

              This Tranche C Warrant Certificate may be exchanged, in accordance with the terms of the Tranche C Warrant Agreement, at the office of the Warrant Agent maintained for such purpose in South St. Paul, Minnesota for Tranche C Warrant Certificates representing the same aggregate number of Tranche C Warrants, each new Tranche C Warrant Certificate to represent such number of Tranche C Warrants as the Holder hereof shall designate at the time of such exchange.

              Prior to the exercise of the Tranche C Warrants represented hereby, the Holder of this Tranche C Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of GenTek, including, without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders, and shall not be entitled to receive any notice of any proceedings of GenTek except as provided in the Tranche C Warrant Agreement.

              This Tranche C Warrant Certificate shall be void and all rights evidenced hereby shall cease on the Expiration Date.

              This Tranche C Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.


Dated:_________________                     GENTEK INC.



                                            By:_________________________________
                                            Printed Name:_______________________
                                            Title:______________________________


Countersigned:

WELLS FARGO BANK MINNESOTA, N.A.,
    as Warrant Agent



By:_____________________________________
       Authorized Signatory

               FORM OF REVERSE OF TRANCHE C WARRANT CERTIFICATE

                               SUBSCRIPTION FORM
           (to be executed only upon exercise of Tranche C Warrants)

To: _____________________

              The undersigned hereby irrevocably exercises _______________ of the Tranche C Warrants represented by the within Tranche C Warrant Certificate for the purchase of [ ] (subject to adjustment) share of Common Stock, no par value per share, of GENTEK INC., a Delaware corporation, and herewith makes payment in the following manner (please check the type of payment) (a) [ ] by payment of $______________ pursuant to clause (i) of Section 3.03 of the Tranche C Warrant Agreement (such payment being in United States currency by delivery of a certified check or bank cashier's check payable to the order of GenTek, or by wire transfer of immediately available funds to an account designated by the Warrant Agent for the benefit of GenTek equal to the Exercise Price of the Tranche C Warrants being exercised), or (b) [ ] by the cancellation of ________ shares of Common Stock otherwise issuable to the undersigned pursuant to clause (ii) of Section 3.03 of the Tranche A Warrant Agreement, all at the exercise price and on the terms and conditions specified in the within Tranche C Warrant Certificate and the Tranche C Warrant Agreement therein referred to, and hereby surrenders this Tranche C Warrant Certificate and all right, title and interest therein to and directs that the Common Stock deliverable upon the exercise of such Tranche C Warrants be registered or placed in the name and at the address specified below and delivered thereto.


Dated:________________                         _________________________________
                                               (Signature of Owner)


                                               _________________________________
                                               (Street Address)


                                               _________________________________
                                               (City)         (State) (Zip Code)

NOTICE - The signature(s) to the Subscription Form or the Assignment Form must correspond to the name as written upon the face of the Warrant Certificate in every particular without alteration or enlargement or any change whatsoever.

                                               Signature Guaranteed By 1

                                               _________________________________

___________________

   1 The signature must be guaranteed by a Securities Transfer Association medallion program ("Stamp") participant or an institution receiving prior approval from the Warrant Agent.

       Securities and/or check to be issued to:________________________________
       Please insert social security or identifying number:____________________

       Name:_________________________________________________
       Street Address:_______________________________________
       City, State and Zip Code:_____________________________

                                ASSIGNMENT FORM

              FOR VALUE RECEIVED, the undersigned registered holder of the within Tranche C Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Tranche C Warrants constituting a part of the Tranche C Warrants evidenced by the within Tranche C Warrant Certificate not being assigned hereby) all of the rights of the undersigned under the within Tranche C Warrant Certificate, with respect to the whole number of Tranche C Warrants set forth below:

Name(s) of Assignee(s):_______________________________

Address:______________________________________________

No. of Tranche C Warrants:____________________________

Please insert social security or other identifying number of assignee(s):
____________________

and does hereby irrevocably constitute and appoint __________________________ the undersigned's attorney to make such transfer on the books of ____________ maintained for such purposes, with full power of substitution in the premises.

Dated:______________                       _____________________________________
                                           (Signature of Owner)


                                           _____________________________________
                                           (Street Address)


                                           _____________________________________
                                           (City)            (State)  (Zip Code)

NOTICE - The signature(s) to the Subscription Form or the Assignment Form must correspond to the name as written upon the face of the Warrant Certificate in every particular without alteration or enlargement or any change whatsoever.


                                           Signature Guaranteed By 2

                                           _____________________________________



___________________

   2 The signature must be guaranteed by a Securities Transfer Association medallion program ("Stamp") participant or an institution receiving prior approval from the Warrant Agent.